Exhibit 10.1

AMENDMENT TO EXECUTIVE RETENTION AGREEMENT

This amendment (this “Amendment”) amends the terms of the Executive Retention Agreement, by and between TransMedics, Inc., a Delaware corporation (the “Company”), and Stephen Gordon (the “Executive”), dated as of March 23, 2015 (the “Retention Agreement”), as follows:

1. Amendment. Section 2 of the Retention Agreement is hereby amended and restated in its entirety as follows:

“Term of Agreement. This Agreement, and all rights and obligations of the parties hereunder, shall take effect upon the Effective Date and shall expire upon the first to occur of (a) if neither a termination of the Executive’s employment with the Company described in Section 4.1(a) below nor a Change in Control has occurred during the Term (as defined below), the expiration of the Term, (b) if a termination of the Executive’s employment with the Company described in Section 4.1(a) below occurs during the Term or within twenty-four (24) months following a Change in Control, the fulfillment by the Company of all of its obligations under Sections 4 and 5.2 and 5.3 or (c) if a Change in Control occurs prior to expiration of the Term (as defined below), the later of (i) the date twenty-four (24) months after the Change in Control Date and (ii) if the Executive’s employment with the Company terminates within twenty-four (24) months following the Change in Control Date, the fulfillment by the Company of all of its obligations under Sections 4 and 5.2 and 5.3. ‘Term’ shall mean the period commencing as of the Effective Date and continuing in effect through December 31, 2019; provided, however, that commencing on January 1, 2020 and each January 1 thereafter, the Term shall be automatically extended for one additional year unless, not later than 90 days prior to the scheduled expiration of the term (or any extension thereof), the Company shall have given the Executive written notice that the Term will not be extended.”

2. Deemed Automatic Renewal. The Company and the Executive agree that the Term (as defined in the Retention Agreement) shall be deemed to have been continuously in effect through the date of this Amendment.

3. Construction. Except as specifically provided in this Amendment, the Retention Agreement will remain in full force and effect. To the extent a conflict arises between the terms of the Retention Agreement and this Amendment, the terms of this Amendment shall control.

4. Entire Agreement. The Retention Agreement, as amended by this Amendment, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not expressly set forth in the Retention Agreement and this Amendment.

5. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth below.

TRANSMEDICS, INC.:

By:	/s/ Waleed Hassanein
Name:	Waleed Hassanein
Title:	CEO
Date:	4/10/2020

EXECUTIVE:

/s/ Stephen Gordon
Stephen Gordon
Date:	4/10/2020

Signature Page to Amendment to Executive Retention Agreement